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                                                                     Exhibit 23



                             Consent of KPMG LLP to
                      incorporation of reports in Form S-8
                         No. 33-48497 and No. 333-26007




                         Independent Auditors' Consent


The Board of Directors
Ablest Inc. (formerly C.H. Heist Corp.):



We consent to incorporation by reference in the registration statements No. 33-48497 and 333-26007 on Forms S-8 of Ablest Inc. (formerly C.H. Heist Corp.) of our reports dated February 18, 2000, except as to notes 2 and 14 which are as of March 13, 2000 and March 6, 2000, respectively, relating to the consolidated balance sheets of Ablest Inc. (formerly C.H. Heist Corp.) and subsidiaries as of December 26, 1999 and December 27, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 26, 1999, December 27, 1998 and December 29, 1996, and related schedule, which reports appear in the December 26, 1999 annual report on Form 10-K of Ablest Inc. (formerly C.H. Heist Corp.).


                                            KPMG LLP

Buffalo, New York
March 23, 2000